As filed with the Securities and Exchange Commission on May 11, 2010.

Registration Statement No. 333-166529

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIONBRIDGE TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3398462
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1050 Winter Street

Waltham, Massachusetts 02451

(781) 434-6000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Rory J. Cowan

Chief Executive Officer

Lionbridge Technologies, Inc.

1050 Winter Street

Waltham, Massachusetts 02451

(781) 434-6000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Margaret A. Shukur, Esq. Lionbridge Technologies, Inc. 1050 Winter Street Waltham, Massachusetts 02451 (781) 434-6000	Kenneth J. Gordon, Esq. Goodwin Procter LLP 53 State Street Boston, Massachusetts 02109 (617) 570-1000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 11, 2010

Prospectus

LIONBRIDGE TECHNOLOGIES, INC.

$100,000,000

Debt Securities

Preferred Stock

Common Stock

Warrants

Units

This prospectus provides you with a general description of debt and equity securities that Lionbridge Technologies, Inc. may offer and sell, from time to time, either individually or in units. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of any debt or equity securities we offer and the specific manner in which we will offer the debt or equity securities. The prospectus supplement will also contain information, where appropriate, about material United States federal income tax consequences relating to, and any listing on a securities exchange of, the debt or equity securities covered by the prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest in our securities.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on the NASDAQ Global Market under the symbol “LIOX.” On May 10, 2010, the closing price for our common stock, as reported on the NASDAQ Global Market, was $5.12 per share. Our principal executive offices are located at 1050 Winter Street, Waltham, Massachusetts 02451.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 6 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

(i)

Unless the context otherwise requires, all references to “Lionbridge,” “the Company,” “we,” “our,” “us” or “our company” in this prospectus refer to Lionbridge Technologies, Inc., a Delaware corporation, and its subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”), utilizing a shelf registration process. Under the shelf registration process, we may offer shares of our common stock and preferred stock, various series of debt securities, warrants to purchase any of such securities, and units comprised of any such securities with a total value of up to $100,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount, if any;

•	rates and times of payment of interest, dividends or other payments, if any;

•	redemption, conversion, exchange, settlement or sinking fund terms, if any;

•

conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important federal income tax considerations.

A prospectus supplement may include a discussion of risks or other special considerations applicable to us or the offered securities. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you must rely on the information in the prospectus supplement. Please carefully read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website or at the SEC’s public reading room mentioned under the heading “Where You Can Find More Information.”

We have not authorized any broker-dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and an accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and an accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus and an accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus and an accompanying prospectus supplement speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

We may sell the securities directly to or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in any applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

Common Stock. We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Our common stock does not carry any redemption rights or any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Under our second amended and restated certificate of incorporation, our Board of Directors has the authority, without further action by stockholders, to designate up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock.

If we issue preferred stock, we will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designations relating to that series. If we issue preferred stock, we will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designations that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read any prospectus supplement related to any series of preferred stock we may offer, as well as the complete certificate of designations that contains the terms of the applicable series of preferred stock.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock or other securities of ours. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

If we issue debt securities, they will be issued under one or more documents called indentures, which are contracts between us and a trustee for the holders of the debt securities. We urge you to read any prospectus supplement related to the series of debt securities being offered, as well as the complete indenture that contains the terms of the debt securities (which will include a supplemental indenture). If we issue debt securities, indentures and forms of debt securities containing the terms of debt securities being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we would subsequently file with the SEC.

Warrants. We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from those securities.

If we issue warrants, they will be evidenced by warrant agreements or warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. We urge you to read any prospectus supplement related to any series of warrants we may offer, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. If we issue warrants, forms of warrant agreements and warrant certificates relating to warrants for the purchase of common stock, preferred stock and debt securities will be incorporated by reference into the registration statement of which this prospectus is a part from reports we would subsequently file with the SEC.

Units. We may issue units comprised of shares of preferred stock, shares of common stock, warrants and other securities in any combination. We may issue units in such amounts and in as many distinct series as we wish.

If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to units comprised of shares of common stock, preferred stock and debt securities will be incorporated by reference into the registration statement of which this prospectus is a part from reports we would subsequently file with the SEC.

ABOUT LIONBRIDGE TECHNOLOGIES, INC.

Lionbridge Technologies, Inc. is a leading provider of language, development and testing services that enable clients to create, release, manage and maintain their technology applications and web content globally. Lionbridge Technologies, Inc. has three main service offerings which are also Lionbridge’s operating segments:

Global Language and Content (“GLC”): Lionbridge GLC solutions enable the translation, localization and worldwide multilingual release of clients’ products, content and related technical support, training materials, and sales and marketing information. Lionbridge GLC solutions involve translating, localizing and adapting content and products to meet the language and cultural requirements of users throughout the world. As part of its GLC solutions, Lionbridge also develops eLearning content and technical documentation. Lionbridge GLC solutions are based on the Company’s internet-architected language technology platform and global service delivery model which make the translation and localization processes more efficient for Lionbridge clients and translators.

Global Development and Testing (“GDT”): Through its GDT solutions, Lionbridge develops, re-engineers and optimizes IT applications and performs testing to ensure the quality, interoperability, usability, relevance and performance of clients’ software, search engines, consumer technology products, web sites, and content. Lionbridge’s testing services, which are offered under the VeriTest brand, also include product certification and competitive analysis. Lionbridge has deep domain experience developing, testing and maintaining applications in a cost-efficient, blended on-site and offshore model.

Interpretation: Lionbridge provides interpretation services for government business and healthcare organizations that require experienced linguists to facilitate communication. Lionbridge provides interpretation communication services in more than 360 languages and dialects, including onsite interpretation, over-the-phone interpretation and interpreter testing, training, and assessment services.

Lionbridge provides a full suite of language, testing and development outsourcing services and technologies to businesses in diverse end markets including technology, mobile and electronics, life sciences, consumer, publishing, manufacturing, automotive and government. Lionbridge’s solutions include product localization and content translation; content and eLearning courseware development; technical writing services; interpretation services; application development and maintenance; software and hardware testing; multilingual search optimization and relevance; product certification and competitive analysis. Lionbridge’s services enable global organizations to increase market penetration and speed adoption of global content and products, enhance return on enterprise application investments, increase workforce productivity and reduce costs.

Recent Developments

During 2009, Lionbridge commenced an initiative to commercialize its language technologies and offer them to subscribers on a Software-as-a Service (SaaS)-based language technology platform. As part of this initiative, Lionbridge re-architected its internal Logoport® translation memory technology into a secure, multi-tenant platform that can be purchased and used over the Web by individual translators and agencies in over 100 countries. In April 2010, Lionbridge announced general availability of this technology as Translation Workspace™, a Software-as-a-Service (SaaS)-based language technology platform, through GeoWorkz.com, Lionbridge’s eCommerce platform. Also in April 2010, Lionbridge announced a partnership agreement with IBM to accelerate development and commercialization of automated translation technology. As part of that agreement, Lionbridge will become the only provider to offer Software-as-a-Service (SaaS)-based, text-to-text language automation solutions to commercial clients based on IBM’s Real Time Translation Service (RTTS) technology. Lionbridge expects that, by making Translation Workspace generally available to customers and by developing real-time translation automation technology with IBM, it can expand Lionbridge’s market opportunities while bringing innovative technology solutions to new markets.

Corporate Information

Lionbridge is a corporation, which was incorporated in Delaware in September 1996. Its principal executive offices are located at 1050 Winter Street, Waltham, Massachusetts 02451, its telephone number is (781) 434-6000, and its website is www.lionbridge.com. Lionbridge makes available, free of charge, on its website its Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after the reports are electronically filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act. Lionbridge’s filings with the Securities and Exchange Commission are also available online at www.sec.gov.

RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009, on file with the SEC, which are incorporated by reference into this prospectus. Before you invest in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this prospectus or in any other presentation, statements which are not historical in nature, including the words “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” “target,” “project” and similar expressions are intended to identify forward-looking statements. They also include statements containing a projection of revenues, earnings or losses, capital expenditures, dividends, capital structure or other financial terms.

The forward-looking statements in this prospectus are based upon our management’s beliefs, assumptions and expectations of our future operations and economic performance, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us, that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Some of the important factors that could cause our actual results, performance or financial condition to differ materially from expectations are:

•	general economic and business conditions;

•	our business strategy for expanding our presence in our industry;

•	anticipated trends in our financial condition and results of operations;

•	the impact of competition and technological change;

•	political and economic fluctuations in international markets;

•	our ability to employ and retain qualified employees; and

•	the other factors referenced in this prospectus, including, without limitation, under the section entitled “Risk Factors.”

We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur. We qualify any and all of our forward-looking statements entirely by these cautionary factors.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical consolidated ratio of earnings to fixed charges for the periods shown. We have no preferred shares outstanding and paid no dividends on preferred shares during the periods indicated. Therefore, the ratios of earnings to combined fixed charges and preferred dividends are the same as the ratios of earnings to fixed charges presented below.

	Year Ended December 31,					Three Months Ended
	2005	2006	2007	2008	2009	March 31, 2010
Ratio of Earnings to Fixed Charges	(a)	1.1	1.1	(a)	(a)	1.7

For the purposes of calculating these ratios, “earnings” consists of income (loss) before income taxes increased by fixed charges. “Fixed charges” consists of interest expense (including amortization of debt discount or premium and expenses) and the interest component of our rent expense, which we estimate as one-third of total rent expense.

All amounts associated with our unrecognized tax benefits have been excluded.

(a) Due to the registrant’s loss in 2005, 2008 and 2009, the ratio coverage was less than 1:1. The registrant would have needed to generate additional earnings in those years of $1.7 million, $120.3 million, and $4.2 million, respectively, in order to cover the deficiency.

HOW WE INTEND TO USE THE PROCEEDS

We expect to use the net proceeds from any sale of securities under this prospectus for working capital, possible acquisitions of related businesses and other general corporate purposes. Although we actively seek to acquire related businesses, we currently have no commitments or agreements to make acquisitions.

Pending such uses, we may temporarily invest the net proceeds. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Except as mentioned in any prospectus supplement, specific allocations of the proceeds to such purposes will not have been made at the date of that prospectus supplement.

Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises.

DESCRIPTION OF THE SECURITIES

We may offer shares of our common stock and preferred stock, various series of debt securities, warrants to purchase any such securities and units with a total value of up to $100,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. The securities may be offered separately or together. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

HOW WE PLAN TO SELL THE SECURITIES

We may sell the securities in any one or more of the following methods from time to time:

•	directly to investors, directly to agents, or to investors through agents;

•	through underwriting syndicates led by one or more managing underwriters, or through one or more underwriters acting alone, for resale to the public or investors;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account;

•

through a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

•	exchange distributions and/or secondary distributions;

•	by delayed delivery contracts or by remarketing firms;

•	transactions in options, swaps or other derivatives that may or may not be listed on an exchange; or

•	through a combination of any such methods of sale.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Any of the prices may represent a discount from the prevailing market prices.

Any underwritten offering may be on a best efforts or a firm commitment basis. If underwriters are used in the sale, the securities acquired by the underwriters will be for their own account. The underwriters may resell the securities in one or more transactions, including without limitation negotiated transactions, at a fixed public offering price or at a varying price determined at the time of sale. The obligations, if any, of the underwriter to purchase any securities will be subject to certain conditions. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities if any are purchased, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

If a dealer is used in an offering of securities, we may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of sale.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in a prospectus supplement. Unless any prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities directly to one or more purchasers without using underwriters, dealers or agents.

We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

In the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any applicable prospectus supplement will, where applicable:

•	identify any such underwriter or agent;

•

describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each of such underwriter, dealer or agent and in the aggregate to all underwriters, dealers and agents;

•	identify the purchase price and proceeds from such sale;

•	identify the amounts underwritten;

•	identify the nature of the underwriter’s obligation to take the securities;

•	identify any over-allotment option under which the underwriters may purchase additional securities from us; and

•	identify any quotation systems or securities exchanges on which the securities may be quoted or listed.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than the common stock, which is listed on the NASDAQ Global Market. Any common stock sold pursuant to a prospectus supplement will be listed on the NASDAQ Global Market, subject to applicable notices. We may elect to apply for quotation or listing of any other class or series of our securities, on a quotation system or an exchange but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any other class or series of our securities.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NASDAQ Global Market or otherwise and, if commenced, may be discontinued at any time.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or contribution from us to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with us or perform services for us in the ordinary course of business.

If indicated in any applicable prospectus supplement, securities may also be offered or sold by a “remarketing firm” in connection with a remarketing arrangement contemplated by the terms of the securities. Remarketing firms may act as principals for their own accounts or as agents. Any applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us. It will also describe the remarketing firms compensation. Remarketing firms may be deemed to be underwriters in connection with the remarketing of the securities.

If indicated in any applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on such future date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in any applicable prospectus supplement. Institutions with which such delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (1) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (2) if the securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by the delayed delivery contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such delayed delivery contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF OUR SECOND AMENDED AND

RESTATED CERTIFICATE OF INCORPORATION AND BY-LAWS

Lionbridge’s Second Amended and Restated Certificate of Incorporation (the “Charter”), Lionbridge’s Amended and Restated By-Laws (the “By-Laws”) and Delaware General Corporation Law contain provisions that could discourage, delay or prevent a change in control of Lionbridge or an acquisition of Lionbridge at a price which many stockholders may find attractive. The existence of these provisions could limit the price that investors might be willing to pay in the future for shares of common stock.

Charter and By-Laws

The Charter provides for the division of the Board of Directors (the “Board”) into three classes with no class having more than one more director than any other class, and with staggered three-year terms. In addition, the Charter provides that directors may be removed without cause by the affirmative vote of the holders of 75% of the shares of capital stock of Lionbridge entitled to vote or with cause by the affirmative vote of the holders of a majority of the shares. The By-Laws provide that, except as otherwise provided by law or the Charter, and until a stockholders’ meeting is held, newly created directorships resulting from an increase in the authorized number of directors shall be apportioned by the Board among the classes of directors, and any vacancies regardless of the cause may be filled only by:

•	A majority of the directors then in office, even though less than a quorum may then be in office, or

•	the sole remaining director.

These provisions prevent a stockholder from enlarging the Board and filling the new directorships with this stockholder’s own nominees without Board approval.

These provisions of the By-Laws may have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of Lionbridge, or attempting to change the composition or policies of the Board, even though these attempts might be beneficial to Lionbridge or its stockholders. The Charter and By-Laws provide that, unless otherwise prescribed by law, only the Chairman of the Board, a majority of the Board, or the President is able to call a special meeting of stockholders. The Charter and the By-Laws also provide that, unless otherwise prescribed by law, stockholder action may be taken only at a duly called and convened annual or special meeting of stockholders and may not be taken by written consent. These provisions, taken together, prevent stockholders from forcing consideration by the stockholders of stockholder proposals over the opposition of the Board, except at an annual meeting.

The By-Laws provide that any action required or permitted to be taken by the stockholders of Lionbridge at an annual meeting or special meeting of stockholders may only be taken if Lionbridge is given proper advance notice of the action (the “Notice Procedure”). The Notice Procedure affords the Board an opportunity to consider the qualifications of proposed director nominees or the merit of stockholder proposals, and, to the extent deemed appropriate by the Board, to inform stockholders about such matters. The Notice Procedure also provides a more orderly procedure for conducting annual meetings of stockholders. The By-Laws do not give the Board any power to approve or disapprove stockholder nominations for the election of directors or proposals for action. However, the Notice Procedure may prevent a contest for the election of directors or the consideration of stockholder proposals. This could deter a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal if the proper advance notice procedures are not followed, without regard to whether consideration of such nominees or proposals might be harmful or beneficial to Lionbridge and its stockholders.

Lionbridge, without stockholder approval, can issue shares of common stock and preferred stock up to the number of shares authorized for issuance in its Charter, except as limited by Nasdaq rules. Lionbridge could use these additional shares for a variety of corporate purposes. These purposes include future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. Lionbridge’s ability to issue these shares of common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of Lionbridge by means of a proxy contest, tender offer, merger or otherwise.

The General Corporation Law of Delaware provides generally that the affirmative vote of a majority of the shares issued and outstanding is required to amend a corporation’s certificate of incorporation or by-laws, unless a corporation’s certificate of incorporation or by-laws, as the case may be, requires a greater percentage. The Charter requires the affirmative vote of the holders of at least 75% of the issued and outstanding shares of our capital stock to amend many Charter provisions, including provisions relating to any reduction in the number of authorized shares of our capital stock, our staggered Board, and director and officer indemnification. The By-Laws require the affirmative vote of the holders of at least 75% of all the voting power of all the outstanding shares of capital stock of Lionbridge entitled to vote to amend or repeal any of the foregoing provisions of the By-Laws. The 75% stockholder vote would be in addition to any separate class vote that might be required pursuant to the terms of any series of preferred stock that might be outstanding at the time any amendments are submitted to stockholders.

Provisions of Delaware Law Governing Business Combinations

We are subject to the “business combination” provisions of Section 203 of the Delaware General Corporation Law. In general, such provisions prohibit a publicly held Delaware corporation from engaging in any “business combination” transactions with any “interested stockholder” for a period of three years after the date on which the person became an “interested stockholder,” unless:

•	prior to such date, the board of directors approved either the “business combination” or the transaction which resulted in the “interested stockholder” obtaining such status;

•

upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the “interested stockholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the “interested stockholder”) those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to such time the “business combination” is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the “interested stockholder.”

A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of a corporation’s voting stock or within three years did own 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Limitation of Liability

The Charter provides that no director of Lionbridge shall be personally liable to Lionbridge or to its stockholders for monetary damages for breach of fiduciary duty as a director, except that the limitation shall not eliminate or limit liability to the extent that the elimination or limitation of such liability is not permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended.

The Charter further provides for the indemnification of Lionbridge’s directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary. A principal effect of these provisions is to limit or eliminate in most situations the potential liability of Lionbridge’s directors for monetary damages arising from breaches of their duty of care. These provisions may also shield directors from liability under federal and state securities laws.

Officers, directors or other persons controlling Lionbridge may be entitled under these indemnification provisions to indemnification for liabilities arising under the Securities Act of 1933. We have been informed that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Stock Transfer Agent

The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. Our SEC file number is 000-26933. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, until we sell all of the securities:

•	Annual Report on Form 10-K for the year ended December 31, 2009;

•	Portions of our Proxy Statement filed with the SEC on March 18, 2010 that have been incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2009;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2010;

•

Current Reports on Form 8-K filed with the SEC on February 10, 2010, April 12, 2010 and May 5, 2010 (excluding the matters in Item 2.02 and Exhibit 99.1 therein which are not incorporated by reference into this prospectus); and

•

The description of our common stock contained in our registration statement on Form 8-A, which was filed with the SEC on August 4, 1999, including any amendment or report filed for the purpose of updating such description.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:

Lionbridge Technologies, Inc.

Attn: General Counsel

1050 Winter Street

Waltham, Massachusetts 02451

(781) 434-6000

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and in accordance with the Exchange Act, file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).

We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Preferred Stock” and “Description of Common Stock.” We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon request and without charge. Written requests for such copies should be directed to Lionbridge Technologies, Inc., Attn: General Counsel, 1050 Winter Street, Waltham, Massachusetts 02451. Our telephone number is (781) 434-6000. Our website is located at www.lionbridge.com. Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered, will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts.

$100,000,000

Lionbridge Technologies, Inc.

Debt Securities

Preferred Stock

Common Stock

Warrants

Units

PROSPECTUS

            , 2010

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the securities being registered will be borne by Lionbridge Technologies, Inc. and are set forth in the following table. All amounts except the registration fee are estimated.

Registration fee	$7,130
Legal fees and expenses	*
Accounting fees and expenses	*
Printing fees and expenses	*
Transfer agent and trustee fees	*
Miscellaneous	*

Total	$7,130

*	Estimated expenses not presently known.

Item 15.	Indemnification of Directors and Officers.

Pursuant to Section 145(a) of the Delaware General Corporation Law, we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of our company or is or was serving at our request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. Pursuant to Section 145(b) of the Delaware General Corporation Law, the power to indemnify also applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit. Pursuant to Section 145(b), we shall not indemnify any person in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The power to indemnify under Sections 145(a) and (b) of the Delaware General Corporation Law applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (ii) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of its officers, directors, employees and agents, against any liability asserted against and incurred by such persons in any such capacity.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Our second amended and restated certificate of incorporation provides that our directors shall not be liable to Lionbridge Technologies, Inc. or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined. In addition, our second amended and restated certificate of incorporation provides that we shall indemnify our directors to the fullest extent permitted by the laws of the State of Delaware.

Our directors and officers are covered by insurance policies maintained by us against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933. In addition, we have entered into indemnification agreements with each of our directors that provide for indemnification and expense advancement to the fullest extent permitted under the Delaware General Corporation Law.

The indemnification provisions contained in our second amended and restated certificate of incorporation and our amended and restated by-laws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, we will maintain insurance on behalf of our directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

Item 16.	Exhibits.

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in a prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue;

(8) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective;

(9) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(10) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)2 of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 11th day of May, 2010.

LIONBRIDGE TECHNOLOGIES, INC.

By:	/S/ MARGARET A. SHUKUR
Margaret A. Shukur
Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Rory J. Cowan	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 11, 2010

* Donald M. Muir	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 11, 2010

* Edward A. Blechschmidt	Director	May 11, 2010

* Guy L. de Chazal	Director	May 11, 2010

* Steven R. Fisher	Director	May 11, 2010

* Paul Kavanagh	Director	May 11, 2010

* Jack Noonan	Director	May 11, 2010

* Claude P. Sheer	Director	May 11, 2010

*By:	/S/ MARGARET A. SHUKUR
Margaret A. Shukur Attorney-In-Fact

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

3.1	Second Amended and Restated Certificate of Incorporation of Lionbridge Technologies, Inc. (filed as Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-81233) and incorporated herein by reference)

3.2	Amended and Restated By-laws of Lionbridge Technologies, Inc. (filed as Exhibit 3.1 to the Current Report on
Form 8-K (File No. 000-26933) filed on October 30, 2008, and incorporated herein by reference)

4.1**	Form of Indenture for Senior Debt Securities

4.2**	Form of Senior Debt Security (included in Exhibit 4.1 hereto)

4.3**	Form of Indenture for Subordinated Debt Securities

4.4**	Form of Subordinated Debt Security (included in Exhibit 4.3 hereto)

4.5	Specimen Certificate for shares of Lionbridge Technologies, Inc. Common Stock (filed as Exhibit 4.3 to the Registration Statement on Form S-1 (File No. 333-81233) and incorporated herein by reference)

4.6*	Form of Certificate of Designations

4.7*	Form of Preferred Stock Certificate

4.8*	Form of Warrant Agreement

4.9*	Form of Warrant Certificate

4.10*	Form of Unit Agreement

4.11*	Form of Unit Certificate

5.1	Opinion of Goodwin Procter LLP as to the legality of the Securities being registered

12.1	Computation of Ratios of Earnings to Fixed Charges

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1 hereto)

24.1**	Power of Attorney (included in Part II of this registration statement)

25.1*	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939

25.2*	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939

*	To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement, including a Current Report on Form 8-K.
**	Previously filed.